UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendments to Restricted Stock Unit Award Agreements

On December 9, 2010, the Compensation Committee of the Board of Directors of the Corporation approved an amendment (the “Amendment”) to all outstanding restricted stock unit award agreements, dated March 30, 2010, held by certain of the Corporation’s employees, including executive officers who were named executive officers in the Corporation’s 2010 Proxy Statement. The Amendment modifies such restricted stock unit award agreements to provide for accelerated vesting upon the occurrence of a change in control of the portion of the restricted stock units that vest based on time. Prior to the approval of the Amendment by the Compensation Committee, such restricted stock unit award agreements provided for accelerated vesting of such restricted stock units following a change in control only if the holder was terminated without cause within twelve months following the change in control.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Amendment No. 1 to the Rewards Network Inc. Restricted Stock Unit Award Agreements dated March 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel and Secretary

Dated: December 14, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Amendment No. 1 to the Rewards Network Inc. Restricted Stock Unit Award Agreements dated March 30, 2010.